EXECUTION VERSION

Registration Rights Agreement
by and between
Terex Corporation
and
Konecranes Plc
Dated as of January 4, 2017

Exhibit A    Form of Agreement to be Bound

i

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of January 4, 2017, by and between Konecranes Plc, a Finnish public company limited by shares (the “Company”) and Terex Corporation, a Delaware corporation (the “Shareholder”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Section 1.01.
RECITALS:
A.The Company and the Shareholder entered into that certain Stock and Asset Purchase Agreement, dated as of May 16, 2016, pursuant to which the Shareholder agreed to sell the MHPS Business to the Company for cash and Company Class B Shares (the “Purchase Agreement”).
B.    Pursuant to the Purchase Agreement and immediately following the Closing, the Shareholder will Beneficially Own 19,600,000 Company Class B Shares which automatically convert into Company Ordinary Shares in connection with any Permitted Transfer.
C.    The Shareholder may Sell those Company Ordinary Shares into which the Company Class B Shares are convertible (which may be in the form of Company ADSs) through one or more transactions, including pursuant to one or more transactions registered under the Securities Act.
D.    Concurrently with the execution of this Agreement, the Company and the Shareholder have agreed to enter into that certain shareholders agreement in the form attached as Exhibit D to the Purchase Agreement on the Closing Date (the “Shareholders Agreement”).
E.    The Company desires to grant to the Shareholder the Registration Rights for the Company Ordinary Shares, into which the Company Class B Shares automatically convert in connection with any Permitted Transfer, subject to the terms and conditions of this Agreement.
AGREEMENTS:
NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

Definitions
Section 1.01.    Definitions.
As used in this Agreement, the following terms shall have the following meanings:
“Acquisition Proposal” has the meaning set forth in the Purchase Agreement.
“Affiliate” means, in respect of any Person, a Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, and “Affiliated” shall have a correlative meaning. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary set forth in this Agreement: (a) the Company and its Affiliates shall not be deemed to be Affiliates of the Shareholder Group; and (b) the Shareholder Group and its Affiliates shall not be deemed to be Affiliates of the Company.
“Agreement” has the meaning set forth in the preamble.
“Ancillary Filings” has the meaning set forth in Section 2.06(a)(i).
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Beneficially Own” with respect to any securities means the power to vote or direct the voting of, or to dispose or direct the disposition of, such securities, and the terms “Beneficial Ownership” and “Beneficial Owner” shall have correlative meanings.
“Blackout Notice” has the meaning set forth in Section 2.01(d).
“Blackout Period” has the meaning set forth in Section 2.01(d).
“Board” means the board of directors of the Company.
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in (a) Helsinki, Finland and (b) New York, New York, United States of America.
“Closing” has the meaning set forth in the Purchase Agreement.
“Closing Date” means the date on which the Closing occurs.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.
“Company ADSs” means American Depository Shares representing Company Ordinary Shares issued pursuant to the terms of this Agreement.
“Company Class B Shares” means the class B shares of the Company, with no nominal value.
“Company Group” means the Company, each Subsidiary of the Company and each Affiliate of the Company (in each case other than any member of the Shareholder Group).
“Company Ordinary Shares” means the registered ordinary shares of the Company, with no nominal value.
“Company Public Sale” has the meaning set forth in Section 2.02(a).
“Company Shares” means the Company ADSs, the Company Class B Shares and the Company Ordinary Shares.
“Demand Registration” has the meaning set forth in Section 2.01(a).
“Disadvantageous Condition” has the meaning set forth in Section 2.01(d).
“Dispute” has the meaning set forth in Section 3.05(a).
“Distribution Transaction” means a transaction pursuant to which all or part of the Company Shares owned by the Shareholder Group is distributed to, or made available to be acquired by (whether by redemption, dividend, share distribution, split-off, spin-off, rights offering, exchange offer, exercise of subscription rights, merger, or otherwise), all or any portion of the holders of one or more classes or series of the capital stock of the Shareholder.
“Distribution Transaction Registration” has the meaning set forth in Section 2.05.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Exchange Offer” means an exchange offer of Registrable Securities for outstanding securities of a Holder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.
“Holder” means any member of the Shareholder Group, so long as such Person holds any Registrable Securities, so long as such Person holds any Registrable Securities.
“Indemnifying Party” has the meaning set forth in Section 2.10(c).
“Indemnitee” has the meaning set forth in Section 2.10(c).
“Initiating Holder” has the meaning set forth in Section 2.01(a).
“Long-Form Shelf” means a registration statement or Form S-1, F-1 or any similar form of registration adopted by the SEC from and after the date hereof.
“Loss” and “Losses” have the meaning set forth in Section 2.10(a).
“MHPS Business” has the meaning set forth in the Shareholders Agreement.
“Offering Confidential Information” means, with respect to a Piggyback Registration, (i) the Company’s plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to any Holders by the Company (or by third parties) in connection with a Piggyback Registration; provided, that Offering Confidential Information shall not include information that (x) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (y) was or becomes available to any Holder from a source not bound by any confidentiality agreement with the Company or (z) was otherwise in such Holder’s possession prior to it being furnished to such Holder by the Company or on the Company’s behalf.
“Other Holders” has the meaning set forth in Section 2.01(f).
“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Entity.
“Piggyback Registration” has the meaning set forth in Section 2.02(a).
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.
“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means the Company Ordinary Shares, including Company Ordinary Shares that may be received upon the conversion of the Company Class B Shares upon any transfer in accordance with their terms; provided that the term “Registrable Securities” excludes any security (a) the offering and Sale of which has been effectively registered under the Securities Act and which has been Sold in accordance with a Registration Statement, (b) that has been Sold by a Holder (other than a Sale from a member of the Shareholder Group to another member of the Shareholder Group) in a transaction or transactions exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144) such that the further Sale of such securities by the transferee or assignee is not restricted under the Securities Act or (c) that has been Sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned. For the avoidance of doubt, the term “Registrable Securities” includes the Company Class B Shares for all purposes of this Agreement other than any obligation to register Company Class B Shares in any Registration Statement required hereunder (it being acknowledged that the Company shall have no obligation to so register any Company Class B Shares) and, subject to Section 2.07(b), any Registrable Securities registered and Sold pursuant to any Registration Statement will be in the form of Company Ordinary Shares or Company ADSs.
“Registration” means a registration with the SEC of the offer and Sale to the public of any Registrable Securities under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.
“Registration Expenses” means all expenses incident to the Company Group’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered), (iii) printing expenses, messenger, telephone and delivery expenses, (iv) internal expenses of the Company Group (including all salaries and expenses of employees of members of the Company Group performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by the Company’s independent certified public accountants of comfort letters customarily requested by underwriters), (vi) expenses incurred in connection with making road show presentations and holding meetings with potential investors, including all travel, meals and lodging, (vii) fees and expenses of listing any Registrable Securities on any securities exchange on which the Company Ordinary Shares are then listed and FINRA registration and filing fees, (viii) the reasonable fees and disbursements of one (1) counsel for the Holders of Registrable Securities selected by a majority of the Holders of Registrable Securities requested to be included in such registration or offering and (ix) any ADS conversion or other fees attributable to the Sale of Registrable Securities in the form of Company ADSs.
“Registration Period” has the meaning set forth in Section 2.01(c).

“Registration Rights” means the rights of the Holders to cause the Company to Register Registrable Securities pursuant to Article II.
“Registration Statement” means any registration statement of the Company filed with, or as the context permits to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference into such registration statement. For the avoidance of doubt, it is acknowledged and agreed that such Registration Statement may be on any form that shall be applicable, including Form S-1, F-1, S-3, F-3, S-4 or F-4 and may be a Shelf Registration Statement.
“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” shall have correlative meanings.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Shareholder” has the meaning set forth in the preamble and shall include the Shareholder’s successors by merger, acquisition, reorganization or otherwise.
“Shareholders Agreement” has the meaning set forth in the recitals.
“Shareholder Group” means the Shareholder, each Subsidiary of the Shareholder and each Affiliate of the Shareholder (in each case other than any member of the Company Group).
“Shelf Registration Statement” means a Registration Statement of the Company for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or similar provisions then in effect), including a Long-Form Shelf and a Short-Form Shelf.
“Short-Form Shelf” means a registration statement on Form S-3, F-3 or any similar form of registration statement adopted by the SEC from and after the date hereof.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (x) the total combined voting power of all classes of voting securities of such Person, (y) the total combined equity interests or (z) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.
“Underwritten Block Trade” has the meaning set forth in Section 2.04.

“Underwritten Offering” means a Registration in which Registrable Securities are Sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.
Section 1.02.    Interpretation.
In this Agreement, unless the context clearly indicates otherwise:
(a)    words used in the singular include the plural, and words used in the plural include the singular;
(b)    references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;
(c)    any reference to any gender includes the other gender and the neuter;
(d)    the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;
(e)    the words “shall” and “will” are used interchangeably and have the same meaning;
(f)    any reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;
(g)    the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;
(h)    any reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;
(i)    any reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;
(j)    relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;
(k)    the table of contents and titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(l)     any portion of this Agreement obligating a party to take any action or refrain from taking any action, as the case may be, shall mean that such party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be;
(m)    the language of this Agreement shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction shall be applied against any party; and
(n)    except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day.
ARTICLE II

Registration Rights
Section 2.01.    Demand Registration.
(a)    Any Holder(s) of Registrable Securities (the “Initiating Holder”) shall have the right to request that the Company file a Registration Statement, on behalf of itself or, in the case of any member of the Shareholder Group, on behalf of any other member of the Shareholder Group, with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Initiating Holder, by delivering a written request thereof to the Company specifying the number of shares of Registrable Securities such Initiating Holder wishes to register (a “Demand Registration”); provided, however, that the anticipated aggregate number of Company Ordinary Shares subject to such Demand Registration exceeds 2% of the total issued and outstanding Company Shares. The Company shall (i) within five (5) Business Days of the receipt of a Demand Registration, give written notice of such Demand Registration to all Holders of Registrable Securities, (ii) use its reasonable best efforts to prepare and file the Registration Statement as expeditiously as possible but in any event within 45 days of such request, and (iii) use reasonable best efforts to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Initiating Holder; provided, however, that the Company shall not be required to cause such Registration Statement to become effective prior to the Listing Date. The Company shall include in such Registration all Registrable Securities with respect to which the Company receives, within the five (5) Business Days immediately following the receipt by the Holder(s) of such notice from the Company, a request for inclusion in the Registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the Registration shall also specify the aggregate amount of Registrable Securities proposed to be Registered. The Initiating Holder may request that the Registration Statement be on any appropriate form, including Form F-4 in the case of an Exchange Offer or a Shelf Registration Statement, and the Company shall effect the Registration on the form so requested.

(b)    The Holder(s) may collectively make a total of six (6) Demand Registration requests pursuant to Section 2.01(a) (including any exercise of rights to Demand Registration transferred pursuant to Section 3.08); provided that the Holder(s) may not make more than two (2) Demand Registration requests in any 365-day period.
(c)    The Company shall be deemed to have effected a Registration for purposes of this Section 2.01 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been Sold and (ii) 60 days from the effective date of the Registration Statement (or from the date the applicable Prospectus is filed with the SEC if the Company is satisfying a request for a Demand Registration by filing a Prospectus under an effective Shelf Registration Statement) (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement or dealer manager agreement by the Company. If during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period in which the Holders are unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Entity.
(d)    With respect to any Registration Statement, whether filed or to be filed pursuant to this Agreement, if the Company shall reasonably determine, upon the advice of legal counsel, that maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, filing such a Registration Statement) would require the public disclosure of material nonpublic information concerning any transaction or negotiations involving the Company or any of its consolidated Subsidiaries that would materially interfere with such transaction or negotiations (a “Disadvantageous Condition”), the Company may, for the shortest period reasonably practicable, and in any event for not more than 60 consecutive calendar days (a “Blackout Period”), notify the Holders whose offers and Sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested). Upon the receipt of any such Blackout Notice, the Holders shall forthwith discontinue use of the Prospectus contained in any effective Registration Statement; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have Sold its Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such Registrable Securities. When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, the Company shall as promptly as reasonably practicable notify the Holders and take such actions in respect of such Registration Statement as are otherwise required by this Agreement. The effectiveness period for any Demand Registration for which the Company has given notice of a Blackout Period shall be increased by the length of time of such Blackout Period. In connection with the Company’s Registration obligation under this Section 2.01 and Section 2.03, Section 2.04 and Section 2.05, the Company shall not impose, in any 365-day period, Blackout Periods more than twice, and any such Blackout Periods may not last, in the aggregate, in excess of 90 calendar days during such 365-day period. If the Company declares a Blackout Period with respect to a Demand Registration for a Registration Statement that has not yet been declared effective, (i) the Holders may by notice to the Company withdraw the related Demand Registration request without such Demand Registration request counting against the number of Demand Registration requests permitted to be made under Section 2.01(b) and (ii) the Holders shall not be responsible for any of the Company’s related Registration Expenses.
(e)    If the Initiating Holder so indicates at the time of its request pursuant to Section 2.01(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering or an Exchange Offer, and the Company shall include such information in the written notice to the Holders required under Section 2.01(a). In the event that the Initiating Holder intends to Sell the Registrable Securities by means of an Underwritten Offering or Exchange Offer, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such Underwritten Offering or Exchange Offer and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering or the Exchange Offer to the extent provided herein. The Holders of a majority of the outstanding Registrable Securities being included in any Underwritten Offering or Exchange Offer shall select the underwriter(s) in the case of an Underwritten Offering or the dealer manager(s) in the case of an Exchange Offer; provided that such underwriter(s) or dealer manager(s) are reasonably acceptable to the Company.
(f)    If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant to this Section 2.01 inform(s) in writing the Holders participating in such Registration, with a copy of such writing provided to the Company, that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number that can be Sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such Registration shall be reduced to the maximum number recommended by the managing underwriter or underwriter and allocated pro rata among the Holders, including the Initiating Holder, in proportion to the number of Registrable Securities each Holder has requested to be included in such Registration; provided, that the Initiating Holder may notify the Company in writing that the Registration Statement shall be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. In the event the Initiating Holder notifies the Company that such Registration Statement shall be abandoned or withdrawn, such Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.01(a), and the Company shall not be deemed to have effected a Demand Registration pursuant to Section 2.01(b). If the amount of Registrable Securities to be underwritten has not been limited in accordance with the first sentence of this Section 2.01(f), the Company and the holders of Company Shares or, if the Registrable Securities include securities other than

Company Shares, the holders of securities of the same class of those securities included in the Registrable Securities, in each case, other than the Holders (“Other Holders”), may include such securities for their own account or for the account of Other Holders in such Registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Registrable Securities included in such Registration.
Section 2.02.    Piggyback Registrations.
(a)    If the Company proposes to file a Registration Statement (other than a Shelf Registration) or a Prospectus supplement filed pursuant to a Shelf Registration Statement under the Securities Act with respect to any offering of such securities for its own account and/or for the account of any Other Holders (other than (i) a Registration under Section 2.01, (ii) a Registration pursuant to a Registration Statement on Form S-8, S-4 or F-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) any form that does not include substantially the same information, other than information relating to the selling holders or their plan of distribution, as would be required to be included in a Registration Statement covering the sale of the Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) a Registration in which the only Company Shares being registered are Company Shares issuable upon conversion of debt securities that are also being registered) (a “Company Public Sale”), then, as soon as practicable, but in any event not less than ten (10) Business Days prior to the proposed date of filing such Registration Statement, the Company shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.02(b) and Section 2.02(c), the Company shall use its commercially reasonable efforts to include in a Registration Statement with respect to a Company Public Sale all Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of the Company Public Sale, the Company may, at its election, give written notice of such determination to each such Holder and, thereupon, (x) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.01 and (y) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other Company Shares in the Company Public Sale. No Registration effected under this Section 2.02 shall relieve the Company of its obligation to effect any Demand Registration under Section 2.01. For purposes of clarification, the Company’s filing of a Shelf Registration Statement shall not be deemed to be a Company Public Sale; provided, however, that any prospectus supplement filed pursuant to a Shelf Registration Statement with respect to an offering of Company Shares for its own account and/or for the account of any other Persons will be a Company Public Sale unless such offering qualifies for an exemption from the Company Public Sale definition in this Section 2.02(a).
(b)    In the case of any Underwritten Offering, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in such Underwritten Offering pursuant to Section 2.02(a) at any time prior to the execution of an underwriting agreement by giving written notice to the Company of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.
(c)    If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs the Company and each Holder in writing that, in its or their opinion, the number of securities of such class that such Holder and any other Persons intend to include in such offering exceeds the number that can be Sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, all securities of the Company and any other Persons (other than the Company’s executive officers and directors) for whom the Company is effecting the Registration, as the case may be, proposes to Sell, (ii) second, the number, if any, of Registrable Securities of such class that, in the opinion of such managing underwriter or underwriters, can be Sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities of such class requested by such Holder to be included in such Sale, (iii) third, the number of securities of executive officers and directors of the Company for whom the Company is effecting the Registration, as the case may be, with such number to be allocated pro rata among the executive officers and directors and (iv) fourth, any other securities eligible for inclusion in such Registration, allocated among the holders of such securities in such proportion as the Company and those holders may agree.
(d)    After a Holder has been notified of its opportunity to include Registrable Securities in a Piggyback Registration, such Holder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities (or other Company Shares) in such Piggyback Registration and (iii) shall not disclose any Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information, and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 2.02(d); provided, that any such Holder may disclose Offering Confidential Information if such disclosure is required by legal process, but such Holder shall reasonably cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information.

Section 2.03.    Shelf Registration.
(a)    The Company shall use its reasonable best efforts to file, no later than 45 days following any written request from any Initiating Holder, a Registration Statement for a Shelf Registration on a Long-Form Shelf covering the resale of all of the Registrable Securities on a delayed or continuous basis and shall use commercially reasonable efforts to cause such Long-Form Shelf to become effective as soon as reasonably practicable thereafter; provided, however, that the Company shall not be required to cause such Registration Statement to become effective prior to the Listing Date. The Company shall maintain the Long-Form Shelf in accordance with the terms hereof. The Company shall use commercially reasonable efforts to convert the Long-Form Shelf to a Short-Form Shelf as soon as reasonably practicable after the Company is eligible to use a Short-Form Shelf. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to remain effective until there are no longer any Registrable Securities that are not otherwise registered under a Registration Statement. The “Plan of Distribution” section of such Shelf Registration Statement shall permit all lawful means of disposition of Registrable Securities and the other Company Shares to be registered thereunder, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering. If the SEC will not permit the Company to include all unregistered Company Shares in a Shelf Registration Statement (including the initial Shelf Registration Statement), the Company will include as many unregistered Company Shares as possible and exclude unregistered Company Shares on a pro rata basis; provided, that, the Company shall use its reasonable best efforts to include any unregistered Company Shares excluded from the initial Shelf Registration Statement on a future Shelf Registration Statement as promptly as practicable following such exclusion.
(b)    If the Company reasonably determines, upon the advice of counsel, that a Disadvantageous Condition exists, the Company may impose a Blackout Period on the filing or use of a Shelf Registration Statement on the same terms and conditions as set forth in Section 2.01(d).
(c)    No Shelf Registration Statement pursuant to this Section 2.03 shall be deemed a Demand Registration pursuant to Section 2.01(a), provided, that any takedown of shares registered under a Shelf Registration Statement in connection with an underwritten offering of Registrable Securities (including an Underwritten Block Trade) shall be deemed to be a Demand Registration by the Holder requesting such takedown. Notwithstanding anything to the contrary herein, any takedown of shares registered under the Shelf Registration Statement in connection with an offering of Registrable Securities (including a block trade or similar transaction) which is not underwritten shall not count against the number of Demand Registration requests permitted to be made under Section 2.01(b).
(d)    If any Short-Form Shelf has been outstanding for at least three (3) years, at the end of the third year the Company shall file a new Short-Form Shelf covering all of the Registrable Securities then held by the Holders. If any Short-Form Shelf filed pursuant to this Section 2.03(d) ceases to be effective for any reason, the Company shall file a new Short-Form

Shelf covering all of the Registrable Securities then held by the Holders. If the Company does not pay the filing fee covering the Registrable Securities held by the Holders at the time any Short-Form Shelf is filed pursuant to this Section 2.03(d), the Company shall pay such fee at such time or times as the Registrable Securities are to be sold pursuant thereto.
Section 2.04.    Underwritten Block Trade.
(a)    Notwithstanding anything to the contrary in this Agreement, if an Initiating Holder wishes to engage in an underwritten block trade or similar transaction or other transaction with a two-day (or shorter) marketing period (collectively, an “Underwritten Block Trade”) off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a takedown from an already existing and effective Shelf Registration Statement), then the Initiating Holder must notify the Company of the Underwritten Block Trade on the day before such offering is to commence, and the Company shall as expeditiously as reasonably possible, but subject to Section 2.03(b), use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as three (3) business days after the date it commences); provided that the Initiating Holder effecting such Underwritten Block Trade shall use its reasonable best efforts to work with the Company and the underwriters in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade. In the event the Initiating Holder requests such an Underwritten Block Trade, notwithstanding anything to the contrary in this Agreement, no other holder of Registrable Securities shall have any right to notice of or to participate in such Underwritten Block Trade. Any Underwritten Block Trade under which any Registrable Securities are sold will count as one (1) Demand Registration. Notwithstanding anything to the contrary herein, an Underwritten Block Trade shall not require any minimum anticipated aggregate offering price. Notwithstanding anything to the contrary herein, any block trade or similar transaction which is not underwritten shall not count against the number of Demand Registration requests permitted to be made under Section 2.01(b).
Section 2.05.    Distribution Transactions.
(a)    Notwithstanding anything to the contrary in this Agreement, in the event any member of the Shareholder Group elects to effect a Distribution Transaction, such members of the Shareholder Group shall have the right to request that the Company file a Registration Statement, on behalf of itself and the other members of the Shareholder Group, with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such members of the Shareholder Group, by delivering a written request thereof to the Company specifying the number of shares of Registrable Securities the members of the Shareholder Group wish to register (a “Distribution Transaction Registration”). The Company shall (i) use its reasonable best efforts to prepare and file the Registration Statement as expeditiously as possible but in any event within 45 days of such request, and (ii) use its reasonable best efforts to cause the Registration Statement to become effective in respect of each Distribution Transaction Registration in accordance with the intended method of distribution set forth in the written request delivered by such member of the Shareholder Group. Such requesting member of the Shareholder Group may request that the Registration Statement be on any appropriate form, including a Shelf Registration Statement, and the Company shall effect the Registration on the form so requested (which may include an already existing and effective Registration Statement). For the avoidance of doubt, such request for a Distribution Transaction Registration shall not count against the number of Demand Registration requests permitted to be made under Section 2.01(b).
(b)    The Company shall be deemed to have effected a Registration for purposes of this Section 2.05 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC and remains effective for the Registration Period. If during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period in which the applicable members of the Shareholder Group are unable to complete the Distribution Transaction as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Entity.
(c)    If the Company reasonably determines, upon the advice of counsel, that a Disadvantageous Condition exists, the Company may impose a Blackout Period on the filing or use of a Shelf Registration Statement on the same terms and conditions as set forth in Section 2.01(d).
Section 2.06.    Registration Procedures.
(a)    In connection with the Company’s Registration obligations under Section 2.01, Section 2.02, Section 2.03, Section 2.04 and Section 2.05, the Company shall use its reasonable best efforts to effect such Registration to permit the offer and Sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith, the Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each member of the Company Group to:
(i)    prepare and file the required Registration Statement, including all exhibits and financial statements and, in the case of an Exchange Offer, any document required under Rule 425 or Rule 165 with respect to such Exchange Offer (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters or dealer managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters or dealer managers and such Holders and their respective counsel, and provide such underwriters or dealers managers, if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which any Holder or the underwriters or dealer managers, if any, shall reasonably object;
(ii)    prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus and any Ancillary

Filing as may be reasonably requested by the participating Holders or necessary to keep the Registration Statement effective until the end of the Registration Period;
(iii)    promptly notify the participating Holders and the managing underwriters or dealer managers, if any, and, if requested, confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by any member of the Company Group (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed, (B) of any comments (written or oral) by the SEC or any request (written or oral) by the SEC or any other Governmental Entity for amendments or supplements to such Registration Statement, such Prospectus or any Ancillary Filing, or for any additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement, any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing, or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the Company's representations and warranties (written or oral) in any applicable underwriting agreement or dealer manager agreement cease to be true and correct in all material respects and (E) of the receipt by any member of the Company Group of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(iv)    (A) promptly notify each participating Holder and the managing underwriter(s) or dealer manager(s), if any, when the Company becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or any Ancillary Filing in order to comply with the Securities Act, and (B) in either case, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to each participating Holder and the underwriter(s) or dealer manager(s), if any, an amendment or supplement to such Registration Statement, Prospectus or Ancillary Filing that will correct such statement or omission or effect such compliance;
(v)    prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;
(vi)    promptly (A) incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or dealer manager(s), if any, and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and (B) make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)    furnish to each participating Holder and each underwriter or dealer manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, but excluding all documents and exhibits (i) incorporated therein by reference or (ii) that are available via the SEC’s EDGAR system;
(viii)    deliver to each participating Holder and each underwriter or dealer manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer manager may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each participating Holder and the underwriter(s) or dealer manager(s), if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such participating Holder or underwriter or dealer manager may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer manager;
(ix)    on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, register or qualify, and cooperate with each participating Holder, the managing underwriter(s) or dealer manager(s), if any, and their respective counsel, in connection with the registration or qualification of, such Registrable Securities for offer and Sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any participating Holder or managing underwriter(s) or dealer manager(s), if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to the Company and the participating Holders, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of offers and Sales and dealings in such jurisdictions for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction;
(x)    in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder and the managing underwriter(s) or dealer manager(s), if any, to (A) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Sold and not bearing any restrictive Securities Act legends and (B) register such Registrable Securities in such denominations and such names as such participating Holder or the underwriter(s) or dealer manager(s), if any, may request at least two (2) Business Days prior to such Sale of Registrable Securities; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xi)    cooperate and assist in any filings required to be made with FINRA and each securities exchange, if any, on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary to enable the seller or sellers thereof or the underwriter(s) or dealer manager(s), if any, to consummate the Sale of such Registrable Securities;
(xii)    not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;
(xiii)    obtain for delivery to and addressed to each participating Holder and to the underwriter(s) or dealer manager(s), if any, opinions from the general counsel or deputy general counsel for the Company, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement or, in the event of an Exchange Offer, the date of the closing under the dealer manager agreement or similar agreement or otherwise, and in each such case in customary form and content for the type of Underwritten Offering or Exchange Offer, as applicable;
(xiv)    in the case of an Underwritten Offering or Exchange Offer, obtain for delivery to and addressed to the Company and the managing underwriter(s) or dealer manager(s), if any, and, to the extent requested, each participating Holder, a cold comfort letter from the Company’s independent registered public accounting firm in customary form and content for the type of Underwritten Offering or Exchange Offer, dated the date of execution of the underwriting agreement or dealer manager agreement or, if none, the date of commencement of the Exchange Offer, and brought down to the closing, whether under the underwriting agreement or dealer manager agreement, if applicable, or otherwise;
(xv)    in the case of an Exchange Offer that does not involve a dealer manager, provide to each participating Holder such customary written representations and warranties or other covenants or agreements as may be requested by any participating Holder comparable to those that would be included in an underwriting or dealer manager agreement;
(xvi)    comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but in any event no later than 90 days, after the end of the 12-month period beginning with the first day of the Company’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder covering the period of at least

12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement;
(xvii)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(xviii)    cause all Registrable Securities covered by the applicable Registration Statement to be listed on each U.S. securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;
(xix)    provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include any Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the Sale or placement agent therefor, if any, (D) the dealer manager therefor, if any, (E) counsel for such Holder, underwriters, agent, or dealer manager and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer manager, as selected by such Holder, in each case, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such Registration Statement, upon execution of a customary confidentiality agreement, make available for inspection upon reasonable notice at reasonable times and for reasonable periods, by the parties referred to in clauses (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of the Company Group that are available to the Company, and cause all of the Company Group’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of the Company and to supply all information available to the Company reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence or other responsibility, subject to the foregoing; provided, that in no event shall any member of the Company Group be required to make available any information which the Company determines in good faith to be competitively sensitive or confidential. The recipients of such information shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with the Company Group’s conduct of business. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public by the Company or such Affiliate or for any reason not related to the Registration of Registrable Securities;
(xx)    in the case of an Underwritten Offering or Exchange Offer, cause the senior executive officers of the Company to participate at reasonable times and for reasonable periods in the customary “road show” presentations that may be reasonably requested by the managing underwriter(s) or dealer manager(s), if any, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, except to the extent that such participation materially interferes with the management of the Company’s business; provided that the effectiveness period for any Demand Registration shall be increased on a day-for-day basis by the period of time that management cannot participate;
(xxi)    comply with all requirements of the Securities Act, Exchange Act and other applicable laws, rules and regulations, as well as all applicable stock exchange rules; and
(xxii)    take all other customary steps reasonably necessary or advisable to effect the Registration and distribution of the Registrable Securities contemplated hereby.
(b)    As a condition precedent to any Registration hereunder, the Company may require each Holder as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as the Company may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
(c)    Each Holder shall, as promptly as reasonably practicable, notify the Company, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its Sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
(d)    The Shareholder agrees (on behalf of itself and each member of the Shareholder Group), and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 2.06(a)(iv) such Holder will forthwith discontinue Sale of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder will deliver to the Company, at the Company’s expense, all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice through the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.
Section 2.07.    Registration and Maintenance of Company ADSs.
(a)    Subject to the terms and conditions of the Purchase Agreement, immediately following the date hereof, the Company will use its reasonable best efforts to (i) register the Company Ordinary Shares, represented by the Company ADSs, on Form 20-F under the Exchange Act, (ii) enter into, and cause the Company ADSs to be issued pursuant to, a depositary agreement, in form and substance reasonably acceptable to the Shareholder, with an institution reasonably acceptable to the Shareholder, as depositary, and the owners and holders from time to time of the Company ADSs, (iii) cause the Company ADSs, evidenced by American depositary receipts and issuable upon deposit of Company Ordinary Shares, to be registered on Form F-6 under the Securities Act, and (iv) cause the Company ADSs to be listed and traded on the New York Stock Exchange, in each case, effective as of the earlier of (A) the date, not earlier than the Closing Date, specified by the Shareholder to the Company upon 90 days’ prior written notice, in the event that the Shareholder shall have entered into or consummated an Acquisition Proposal, and (B) the earliest date practicable following the Closing and not later than 90 days thereafter (such date once each of the foregoing sub clauses (i), (ii), (iii) and (iv) have all occurred, the “Listing Date”). In connection therewith, the Company will deposit Company Ordinary Shares from time to time with the Company ADS depositary and cause the Company ADS depositary to issue Company ADSs to the Holders upon deposit of such Company Ordinary Shares; provided that the Company shall not be required to deposit such Company Ordinary Shares in exchange for Company ADSs except in compliance with the Securities Act.
(b)    Notwithstanding anything to the contrary herein, unless the Company has previously caused the Company Ordinary Shares to be listed on the New York Stock Exchange or another national securities exchange or trading system in the United States (it being acknowledged that the Company shall have no obligation to so list the Company Ordinary Shares) and a market in the United States for Company Shares not held in the form of Company ADSs exists, in any registration pursuant to Section 2.01, Section 2.02, Section 2.03, Section 2.04 or Section 2.05, the Company will ensure that any Registrable Securities registered and sold pursuant to the applicable Registration Statement are in the form of Company ADSs.
Section 2.08.    Underwritten Offerings or Exchange Offers.
(a)    If requested by the managing underwriter(s) for any Underwritten Offering or dealer manager(s) for any Exchange Offer that is requested by Holders pursuant to a Registration under Section 2.01, Section 2.03, Section 2.04 or Section 2.05, the Company shall enter into an underwriting agreement or dealer manager agreement, as applicable, with such underwriter(s) or dealer manager(s) for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the underwriter(s) or dealer manager(s) and, if the Shareholder is a participating Holder, to the Shareholder. Such agreement shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. Each Holder with Registrable Securities to be included in any Underwritten Offering or Exchange Offer by such underwriter(s) or dealer manager(s) shall enter into such underwriting agreement or dealer manager agreement at the request of the Company, which agreement shall contain such reasonable representations and warranties by the Holder and such other reasonable terms as are generally prevailing in agreements of that type.
(b)    In the event of a Company Public Sale involving an offering of Company Shares or other equity securities of the Company in an Underwritten Offering (whether in a Demand Registration or a Piggyback Registration, whether or not the Holders participate therein), the Holders hereby agree, and, in the event of a Company Public Sale of Company Shares or other equity securities of the Company in an Underwritten Offering or an Exchange Offer, the Company shall agree, and it shall cause its executive officers and directors to agree, if requested by the managing underwriter or underwriters in such Underwritten Offering or by the Holder or the dealer manager or dealer managers, in an Exchange Offer, not to effect any Sale or distribution (including any offer to Sell, contract to Sell, short Sale or any option to purchase) of any securities (except, in each case, as part of the applicable Registration, if permitted hereunder) that are of the same type as those being Registered in connection with such public offering and Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending 90 days (or such lesser period as may be permitted by the Company or the participating Holder(s), as applicable, or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, if later, the date of the Prospectus), to the extent timely notified in writing by such selling Person or the managing underwriter or underwriters or dealer manager or dealer managers. The participating Holders and the Company, as applicable, also agree to execute an agreement evidencing the restrictions in this Section 2.08(b) in customary form, which form is reasonably satisfactory to the Company or the participating Holder(s), as applicable, and the underwriter(s) or dealer manager(s), as applicable; provided that such restrictions may be included in the underwriting agreement or dealer manager agreement, if applicable. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.
(c)    No Holder may participate in any Underwritten Offering or Exchange Offer hereunder unless such Holder (i) agrees to Sell such Holder’s securities on the basis provided in any underwriting arrangements or dealer manager agreements approved by the Company or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, dealer manager agreements and other documents reasonably required under the terms of such underwriting arrangements or dealer manager agreements or this Agreement.
Section 2.09.    Registration Expenses.
(a)    In the case of any Registration of Registrable Securities required pursuant to this Agreement, the Company shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective; provided, however, that the Company shall not be required to pay for any expenses of any Registration begun pursuant to Section 2.01 (or that otherwise constitutes a Demand Registration) if the Demand Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) Demand Registration to which they have the right pursuant to Section 2.01(b).
(b)    Each Holder shall be responsible for (i) any allocable underwriting fees, discounts or commissions, (ii) any allocable commissions of brokers and dealers, (iii) fees and disbursements of counsel for such Holder (other than the reasonable fees and disbursements of one (1) counsel for the Holders of Registrable Securities selected by a majority of the Holders of Registrable Securities requested to be included in such registration or offering), and (iv) capital gains, income and transfer taxes, if any, relating to the sale of such Holder’s Registrable Securities.
Section 2.10.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder whose shares are included in a Registration Statement, such Holder’s Affiliates and their respective officers, directors, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) such Holder, from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the offering and Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or any Ancillary Filing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made therein, the indemnity agreement contained in this paragraph shall not apply to the extent that any such liability or Loss results from or arises out of information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in such Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have, including under the Purchase Agreement and the Shareholders Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Sale of such securities by such Holder.
(b)    Each participating Holder whose Registrable Securities are included in a Registration Statement agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) the Company from and against any and all Losses arising out of or based upon information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in a Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability the participating Holder may otherwise have, including under the Purchase Agreement and the Shareholders Agreement. In no event shall the liability of any participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.
(c)    Promptly after receipt by an indemnified party under this Section 2.10 (an “Indemnitee”) of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party (an “Indemnifying Party”) under this Section 2.10, notify the Indemnifying Party in writing of the commencement thereof; but the failure so to notify the Indemnifying Party (i) will not relieve it from liability under Section 2.10(a) or Section 2.10(b) above unless and to the extent such action and such failure results in material prejudice to the Indemnifying Party and forfeiture by the Indemnifying Party of substantial rights and defenses; and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnitee other than the indemnification obligation provided in Section 2.10(a) or Section 2.10(b) above. The Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee (who shall not, except with the consent of the Indemnitee, be counsel to the Indemnifying Party), and, except as provided in the next sentence, after notice from the Indemnifying Party to such Indemnitee of its election to so assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the Indemnifying Party’s rights in the prior sentence, the Indemnitee shall have the right to employ its own counsel (and one local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if:
(A)    the use of counsel chosen by the Indemnifying Party to represent the Indemnitee would present such counsel with an actual or potential conflict of interest;
(B)    the actual or potential defendants in, or targets of, any such action include both the Indemnitee and the Indemnifying Party and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party;

(C)    the Indemnifying Party shall not have employed counsel satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such action; or
(D)    the Indemnifying Party shall authorize the Indemnitee to employ separate counsel at the expense of the Indemnifying Party.
(d)     No Indemnifying Party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An Indemnifying Party shall not be liable under this Section 2.10 to any Indemnitee regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such Indemnifying Party, which consent shall not be unreasonably withheld. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnitee (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (x) includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnitee , of a full and final release from all liability in respect to such claim or litigation and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Indemnitee.
(e)    If for any reason the indemnification provided for in Section 2.10(a) or Section 2.10(b) is unavailable to an Indemnitee or insufficient to hold it harmless as contemplated by Section 2.10(a) or Section 2.10(b), then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnitee as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnitee on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.10(e) to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 2.10(e) to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the Sale of Registrable Securities in the offering to which the Losses of the Indemnitees relate (before deducting expenses, if any) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.10(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.10(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnitee hereunder shall be deemed to include, for purposes of this Section 2.10(e), any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.10, the Indemnifying Parties shall indemnify each Indemnitee to the full extent provided in Section 2.10(a) and Section 2.10(b) without regard to the relative fault of said Indemnifying Parties or Indemnitee. Any Holders’ obligations to contribute pursuant to this Section 2.10(e) are several and not joint.
Section 2.11.    Reporting Requirements; Rule 144.
Until the earlier of (a) the expiration or termination of this Agreement in accordance with its terms or (b) the date upon which the Shareholder Group ceases to own any Registrable Securities, the Company shall use its commercially reasonable efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Sections 13, 14 and 15(d), as applicable, of the Exchange Act so that the Company will qualify for registration on Form S-3 or F-3 and to enable the Shareholder Group to Sell Registrable Securities without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (i) Rule 144 or Regulation S under the Securities Act, as amended from time to time, or (ii) any similar SEC rule or regulation then in effect. From and after the date hereof through the earlier of the expiration or termination of this Agreement in accordance with its terms and the date upon which the Shareholder Group ceases to own any Registrable Securities, the Company shall forthwith upon request furnish any Holder (x) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (y) a copy of the most recent annual or quarterly report of the Company and (z) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the offering and Sale of Registrable Securities without registration under the Securities Act.
Section 2.12.    Registration Rights Covenant.
The Company covenants that it will not, and it will cause the members of the Company Group not to, grant any right of registration under the Securities Act relating to any of its Company Shares or other securities to any Person other than pursuant to this Agreement, unless the rights so granted to another Person do not limit or restrict the rights of the Holder(s) hereunder or are not in any way senior to the rights of the Holder(s) hereunder.
ARTICLE III

Miscellaneous

Section 3.01.    Term.
This Agreement shall terminate upon the earlier of (a) the time at which all Registrable Securities are held by Persons other than Holders, (b) the time at which all Registrable Securities have been Sold in accordance with one or more Registration Statements, and (c) the time at which the Holders hold less than 2% of the aggregate amount of Company Ordinary Shares and Company Class B Shares outstanding; provided, that the provisions of Section 2.09 and Section 2.10 and this Article III shall survive any such termination.
Section 3.02.    Counterparts; Entire Agreement; Corporate Power.
(a)    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.
(b)    This Agreement and the exhibit hereto and the other writings referred to herein (including the Purchase Agreement and Shareholders Agreement) or delivered pursuant hereto which form a part hereof contain the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein.
(c)    The Shareholder represents on behalf of itself and each other member of the Shareholder Group, and the Company represents on behalf of itself and each other member of the Company Group, as follows: (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.
(d)    Each party hereto acknowledges that it and each other party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).
Section 3.03.    Governing Law.
This Agreement shall be governed and construed in accordance with the laws of the State of New York, including as to validity, interpretation, enforcement and effect, without regard to any applicable conflicts of law principles to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.04.    Remedies.
In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is waived.
Section 3.05.    Jurisdiction and Venue.
(a)    Any action, suit, arbitration, proceeding or investigation by or before any Governmental Entity arising out of or relating in any way to this Agreement and the transactions contemplated hereby, whether in contract, tort, common law, statutory law, equity, or otherwise, including any question regarding its existence, validity, or scope (any “Dispute”) will exclusively be brought and resolved in the U.S. District Court for the Southern District of New York (where federal jurisdiction exists) or the Commercial Division of the Courts of the State of New York sitting in the County of New York (where federal jurisdiction does not exist), and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each party irrevocably and unconditionally:
(i)    submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Dispute and for recognition and enforcement of any judgment in respect thereof, and agrees that all claims in respect of any Dispute shall be heard and determined in such courts;
(ii)    agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Dispute; and
(iii)    agrees that the mailing by certified or registered mail, return receipt requested, to the Persons listed in Section 3.11 of any process required by any such court, will be effective service of process; provided, however, that nothing herein will be deemed to prevent a party from making service of process by any means authorized by the laws of the State of New York.
(b)    The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of New York for any purpose except with respect to any Dispute.
(c)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.05(c).
(d)    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches hereof and to enforce specifically the terms and provisions hereof exclusively in New York state or federal court and any appellate court therefrom, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
Section 3.06.    Amendment.
No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Company, if such waiver, amendment, supplement or modification is sought to be enforced against the Company, or the Holders of a majority of the Registrable Securities, if such waiver, amendment, supplement or modification is sought to be enforced against a Holder.
Section 3.07.    Waiver of Default.
Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of such party. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 3.08.    Successors, Assigns.
This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement without the prior written consent of the Shareholders so long as the Shareholder owns any Registrable Securities and, thereafter, the Company may assign this Agreement in connection with a sale or acquisition of the Company so long as the acquiring Person is publicly listed on a U.S. national securities exchange and agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Subject to the terms, conditions and limitations of the Shareholders Agreement, the Shareholder may assign this Agreement to any member of the Shareholder Group or at any time in connection with a sale or acquisition of the Shareholder, whether by merger, consolidation, sale of all or substantially all of the Shareholder’s assets, or similar transaction, without the consent of the Company.
Section 3.09.    Further Assurances.
In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable laws, regulations and agreements, to consummate and make effective the transactions contemplated by this Agreement.
Section 3.10.    Performance.
The Shareholder shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Shareholder Group. The Company shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Company Group. Each party (including its permitted successors and assigns) further agrees that it shall (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 3.10 to all of the other members of its Group and (b) cause all of the other members of its Group not to take, or omit to take, any action which action or omission would violate or cause such party to violate this Agreement.
Section 3.11.    Notices.
All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by e-mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in such communication):
If to the Shareholder, to:
Terex Corporation
200 Nyala Farm Road,
Westport, CT 06880
United States of America
Attn: Eric I Cohen, Esq., Senior Vice President, Secretary & General Counsel

Facsimile: +1 (203) 222-7170
Email: eric.cohen@terex.com

with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
United States of America
Attn:    Philip Richter, Esq.
David L. Shaw, Esq.
Facsimile: +1 (212) 859-4000
Email:    philip.richter@friedfrank.com
david.shaw@friedfrank.com
If to the Company, to:
Konecranes Plc
P.O. Box 661 (Koneenkatu 8)
FI-05801 Hyvinkää
Finland
Attn: Sirpa Poitsalo, Vice President, General Counsel
Facsimile: +358 20 427 2099
Email: sirpa.poitsalo@konecranes.com

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
Canary Wharf, London E14 5DS
United Kingdom
Attn:    Scott V. Simpson, Esq.
        Lorenzo Corte, Esq.
Facsimile: +44 (0)207 519 7070
Email:    scott.simpson@skadden.com
lorenzo.corte@skadden.com
Any party may, by notice to the other party, change the address and contact person to which any such notices are to be given.
Section 3.12.    Severability.
If any provision of this Agreement or the application hereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.
Section 3.13.    No Reliance on Other Party.
The parties hereto represent to each other that this Agreement is entered into with full consideration of any and all rights which the parties hereto may have. The parties hereto have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. The parties hereto are not relying upon any representations or statements made by any other party, or any such other party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The parties hereto are not relying upon a legal duty, if one exists, on the part of any other party (or any such other party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no party hereto shall ever assert any failure to disclose information on the part of any other party as a ground for challenging this Agreement or any provision hereof.
Section 3.14.    Registrations, Exchanges. etc.
Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) any Company Shares, now or hereafter authorized to be issued, (b) any and all securities of the Company into which the Company Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (c) any and all securities of any kind whatsoever of the Company or any successor or permitted assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the Company Shares, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.
Section 3.15.    Mutual Drafting.
This Agreement shall be deemed to be the joint work product of the parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.
[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first above written.

KONECRANES PLC

By:    /s/Panu Routila
Name: Panu Routila
Title: Chief Executive Officer

TEREX CORPORATION

By:    /s/Eric I Cohen
Name: Eric I Cohen
Title: Senior Vice President

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